Exhibit 99.1

January 24, 2012	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@usa.dupont.com
	Investor Contact:	302-774-4994

DuPont Delivers Record Full-Year Earnings With 20% Growth in 2011;

Posts Fourth Quarter Earnings of $.35 per Share Ex-items; Reaffirms 2012 Outlook

Full Year:

•                  2011 earnings, before significant items, were up 20 percent to a record $3.93 per share versus $3.28 per share in 2010.  Reported earnings per share were $3.68 versus $3.28 in 2010.

•                  Sales of $38.0 billion were up 20 percent, with a 27 percent increase in developing markets.

•                  Excluding significant items and Pharmaceuticals, segment pre-tax operating income increased 31 percent with leading contributions from Performance Chemicals and Agriculture.

•                  The company generated $3.3 billion free cash flow in 2011 versus $3.1 billion in 2010, driven by increased segment operating income and productivity initiatives.

•                  Fixed cost productivity of $400 million and working capital productivity of $500 million significantly exceeded the $300 million targets set for each.

•                  For 2012, DuPont reaffirmed its earnings outlook range of $4.20 to $4.40 per share, which represents 7 to 12 percent growth versus 2011, excluding significant items.

Fourth Quarter:

•                  Fourth quarter 2011 earnings were $.35 per share, excluding significant items, reflecting a $.23 per share year-over-year headwind from a higher tax rate.  Prior year earnings were $.50 per share, excluding significant items.  Reported fourth quarter 2011 earnings were $.40 per share, unchanged from the prior year.

•                  Sales grew 14 percent to $8.4 billion, principally from 14 percent higher local prices. A 10 percent net increase from portfolio changes was offset by a 10 percent volume decline.

•                  Agriculture delivered an 8 percent sales gain in the fourth quarter and 23 percent sales growth for the second half. This reflects strong performance during the Latin American selling season.

•                  Excluding significant items and Pharmaceuticals, segment pre-tax operating income increased over $100 million, or 18 percent versus the prior year, principally due to Performance Chemicals and acquisitions in Industrial Biosciences and Nutrition & Health.

“We delivered exceptional full-year results in 2011 despite significant market headwinds late in the year,” said DuPont Chair and CEO Ellen Kullman.  “Our market-driven science continues to meet customer needs in food, energy and protection.  Acquisitions in Nutrition & Health and Industrial Biosciences, coupled with robust and disciplined productivity efforts across our businesses, contributed to our successful performance. We remain well-positioned to serve customers and innovate as key markets rebound and global population growth drives new opportunities.”

Global Consolidated Sales and Net Income

Fourth quarter 2011 consolidated net sales of $8.4 billion were 14 percent higher than the prior year.  Volume declines in all regions were driven by destocking in photovoltaics, polymer and industrial supply chains, as well as weaker demand for products supplying consumer electronics and construction. Agriculture volume increased and primarily reflects growth and penetration in the Latin American summer season. The table below shows regional sales and variances versus the fourth quarter 2010.

	Three Months Ended December 31, 2011		Percentage Change Due to:
(Dollars in billions)	$	% Change	Local Currency Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$2.7	15	14	—	(1)	2
EMEA*	2.2	18	11	1	(13)	19
Asia Pacific	2.2	7	15	2	(23)	13
Latin America	1.3	17	14	(2)	(3)	8

Total Consolidated Sales	$8.4	14	14	—	(10)	10

* Europe, Middle East & Africa

Fourth quarter 2011 net income attributable to DuPont was $373 million versus $376 million in the fourth quarter 2010. Excluding significant items, net income attributable to DuPont was $325 million versus $463 million in the prior year.  The decrease principally reflects a higher tax rate.  Higher selling prices more than offset increased spending for selling, marketing and research and development, higher costs for raw materials, energy and freight, and lower volume.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the fourth quarter.

EPS ANALYSIS

4Q

EPS 2010	$.40
Less: Significant items - (schedule B)	(.10)

EPS 2010 —Excluding significant items	.50

Local prices	.98
Variable cost*	(.55)
Volume	(.20)
Fixed cost*	(.17)
Currency	.01
Exchange gains/losses	(.04)
Income tax	(.23)
Danisco impact**	.04
Other	.01

EPS 2011 — Excluding significant items	$.35
Add: Significant items - (schedule B)	.05

EPS 2011	$.40

*                 Excludes volume and currency impacts

**          Includes interest expense and additional depreciation/amortization expense related to the fair value step-up of acquired long-lived Danisco assets

Business Segment Performance - 4th Quarter

The table below shows fourth quarter 2011 segment sales and related variances versus the prior year.

	Three Months Ended December 31, 2011		Percentage Change Due to:
SEGMENT SALES* (Dollars in billions)	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture	$1.3	8	5	3	—
Electronics & Communications	0.6	(18)	15	(33)	—
Industrial Biosciences	0.3	nm	nm	nm	nm
Nutrition & Health	0.8	138	3	(3)	138
Performance Chemicals	1.9	12	29	(17)	—
Performance Coatings	1.1	8	10	(2)	—
Performance Materials	1.6	1	14	(13)	—
Safety & Protection	0.9	10	5	(2)	7

*               Segment sales include transfers

Segment pre-tax operating income (PTOI), excluding significant items, increased 16 percent to $763 million largely driven by improvements in Performance Chemicals and Agriculture, and acquisitions in Nutrition & Health and Industrial Biosciences, as shown in the table below.

SEGMENT PTOI excluding Significant Items*			Change versus 2010
(Dollars in millions)	4Q 2011	4Q 2010	$	%

Agriculture	$(116)	$(135)	$19	nm
Electronics & Communications	42	98	(56)	-57%
Industrial Biosciences	34	—	34	nm
Nutrition & Health	52	18	34	189%
Performance Chemicals	433	315	118	37%
Performance Coatings	58	71	(13)	-18%
Performance Materials	151	206	(55)	-27%
Safety & Protection	94	92	2	2%
Other**	(74)	(95)	21	nm
	$674	$570	$104	18%
Pharmaceuticals	89	87	2	2%
Total Segment PTOI	$763	$657	$106	16%

* See Schedules B and C for listing of significant items and their impact by segment.

**4Q 2010 includes $32 million in charges related to legal settlements for discontinued businesses.

Business Segment Performance - Full Year

The tables below show full-year 2011 segment sales with related variances versus the prior year, and full-year PTOI excluding significant items.

	12 Months Ended December 31, 2011		Percentage Change Due to:
SEGMENT SALES* (Dollars in billions)	$	% Change	USD Price	Volume	Portfolio and Other
Agriculture	$9.2	17	6	10	1
Electronics & Communications	3.2	15	23	(8)	—
Industrial Biosciences	0.7	nm	nm	nm	nm
Nutrition & Health	2.5	98	5	1	92
Performance Chemicals	7.8	23	26	(3)	—
Performance Coatings	4.3	12	10	2	—
Performance Materials	6.8	8	13	(4)	(1)
Safety & Protection	3.9	17	6	4	7

*                 Segment sales include transfers

SEGMENT PTOI excluding Significant Items*			Change versus 2010
(Dollars in millions)	FY 2011	FY 2010	$	%

Agriculture	$1,752	$1,343	$409	30%
Electronics & Communications	355	437	(82)	-19%
Industrial Biosciences	78	—	78	nm
Nutrition & Health	170	62	108	174%
Performance Chemicals	1,923	1,071	852	80%
Performance Coatings	268	255	13	5%
Performance Materials	924	978	(54)	-6%
Safety & Protection	500	449	51	11%
Other	(235)	(206)	(29)	nm
	$5,735	$4,389	$1,346	31%
Pharmaceuticals	289	489	(200)	-41%
Total Segment PTOI	$6,024	$4,878	$1,146	23%

* See Schedules B and C for listing of significant items and their impact by segment.

The following is a summary of business results for each of the company’s reportable segments, comparing fourth quarter 2011 with fourth quarter 2010, for sales and PTOI (loss) excluding significant items. References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture - Sales of $1.3 billion were up 8 percent, with 5 percent higher selling prices and 3 percent higher volume.  PTOI seasonal loss of $(116) million improved $19 million due to higher sales.  Full-year sales of $9.2 billion grew 17 percent with 10 percent volume gains, 6 percent higher prices and 1 percent impact from portfolio changes.  Full-year PTOI grew 30 percent with 19 percent PTOI margins. In seeds, sales reflected success in each region with volume and price gains. In crop protection, sales growth was delivered in each product line and region.

Electronics & Communications - Sales of $630 million were down 18 percent reflecting 33 percent lower volume partially offset by 15 percent higher selling prices related to pass-through of metal prices.  Lower volume reflects destocking in photovoltaics and softness in consumer electronics.  PTOI of $42 million decreased on lower volume, partially offset by OLED technology licensing income of $20 million.

Industrial Biosciences - Sales of $289 million and PTOI of $34 million reflect the acquisition of Danisco’s enzyme business.  PTOI includes $6 million of amortization expense associated with the fair value step-up of acquired intangible assets.

Nutrition & Health - Sales of $806 million were up $468 million from the acquisition of Danisco’s specialty food ingredients business.  PTOI of $52 million reflects the acquisition and favorable product mix in Solae.  PTOI includes $20 million of amortization expense associated with the fair value step-up of acquired intangible assets.

Performance Chemicals - Sales of $1.9 billion were up 12 percent, with 29 percent higher selling prices and 17 percent lower volume.  Higher selling prices reflect pricing actions to offset higher raw material costs.  Lower volume was attributable to a pause in demand for titanium dioxide, particularly in Asia Pacific.  PTOI of $433 million increased $118 million on higher selling prices.

Performance Coatings - Sales of $1.1 billion were up 8 percent, with 10 percent higher selling prices and 2 percent lower volume.  Higher selling prices reflect pricing actions across all market segments to offset higher raw material costs.  Lower volume resulted from destocking and flat/lower builds in all regions except North America.  Demand continued to be strong in the North American OEM motor vehicle and heavy duty truck markets.  PTOI of $58 million decreased on weaker mix and a $7 million settlement.

Performance Materials - Sales of $1.6 billion were up 1 percent, with 14 percent higher selling prices and 13 percent lower volume. Higher selling prices offset higher raw material costs.  Lower volume reflects broad-based channel destocking along with softening in consumer and industrial markets.  PTOI of $151 million decreased due to lower volume and the absence of a prior year $31 million combined benefit from an acquisition and an early termination of a supply agreement.

Safety & Protection - Sales of $943 million were up 10 percent, with a 7 percent increase from the MECS acquisition and 5 percent higher selling prices, partially offset by 2 percent lower volume.  Higher selling prices more than offset raw material cost increases.  Volume was lower on destocking in the industrial markets.  PTOI of $94 million was essentially flat.  Prior year included a net $11 million charge related to an asset impairment and a separate gain on an asset sale.

Additional information is available on the DuPont Investor Center website at www.dupont.com.

Outlook

DuPont reaffirms its full-year 2012 earnings outlook of $4.20 to $4.40 per share, an increase of 7 to 12 percent versus 2011, excluding significant items.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

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01/24/12

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net sales	$8,425	$7,404	$37,961	$31,505
Other income, net (a)	343	338	758	1,228
Total	8,768	7,742	38,719	32,733

Cost of goods sold and other operating charges (a)	6,685	5,923	27,814	23,146
Selling, general and administrative expenses	993	873	4,170	3,669
Research and development expense (a)	538	473	1,956	1,651
Interest expense (a)	116	281	447	590
Employee separation / asset related charges, net (a)	14	(34)	50	(34)
Total	8,346	7,516	34,437	29,022

Income before income taxes	422	226	4,282	3,711
Provision for (benefit from) income taxes (a)	45	(152)	772	659

Net income	377	378	3,510	3,052

Less: Net income attributable to noncontrolling interests	4	2	36	21

Net income attributable to DuPont	$373	$376	$3,474	$3,031

Basic earnings per share of common stock	$0.40	$0.41	$3.73	$3.32

Diluted earnings per share of common stock	$0.40	$0.40	$3.68	$3.28

Dividends per share of common stock	$0.41	$0.41	$1.64	$1.64

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	925,588,000	914,403,000	928,417,000	908,860,000
Diluted	935,709,000	928,800,000	941,029,000	921,655,000

(a) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	December 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$3,586	$4,263
Marketable securities	433	2,538
Accounts and notes receivable, net	6,022	5,635
Inventories	7,195	5,967
Prepaid expenses	151	122
Deferred income taxes	671	534
Total current assets	18,058	19,059
Property, plant and equipment, net of accumulated depreciation (December 31, 2011 - $19,349; December 31, 2010 - $18,628)	13,412	11,339
Goodwill	5,413	2,617
Other intangible assets	5,413	2,704
Investment in affiliates	1,117	1,041
Deferred income taxes	4,067	2,772
Other assets	1,012	878

Total	$48,492	$40,410

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,816	$4,349
Short-term borrowings and capital lease obligations	817	133
Income taxes	255	225
Other accrued liabilities	5,297	4,682
Total current liabilities	11,185	9,389

Long-term borrowings and capital lease obligations	11,736	10,137
Other liabilities	15,508	11,026
Deferred income taxes	1,001	115
Total liabilities	39,430	30,667

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at December 31, 2011 - 1,013,164,000; December 31, 2010 - 1,004,351,000	304	301
Additional paid-in capital	10,107	9,227
Reinvested earnings	13,422	12,030
Accumulated other comprehensive loss	(8,750)	(5,790)
Common stock held in treasury, at cost (87,041,000 shares at December 31, 2011 and December 31, 2010)	(6,727)	(6,727)
Total DuPont stockholders’ equity	8,593	9,278
Noncontrolling interests	469	465
Total equity	9,062	9,743

Total	$48,492	$40,410

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Year Ended December 31,
	2011	2010

Cash provided by (used for) operating activities	$5,152	$4,559

Investing activities
Purchases of property, plant and equipment	(1,843)	(1,508)
Investments in affiliates	(67)	(100)
Payments for businesses (net of cash acquired)	(6,459)	(637)
Net (increase) decrease in short-term financial instruments	2,149	(457)
Other investing activities - net	(18)	263
Cash provided by (used for) investing activities	(6,238)	(2,439)

Financing activities
Dividends paid to stockholders	(1,533)	(1,501)
Net increase (decrease) in borrowings	1,561	(778)
Repurchase of common stock	(672)	(250)
Proceeds from exercise of stock options	952	708
Other financing activities - net	95	(8)
Cash provided by (used for) financing activities	403	(1,829)

Effect of exchange rate changes on cash	6	(49)

Increase (decrease) in cash and cash equivalents	(677)	242

Cash and cash equivalents at beginning of period	4,263	4,021

Cash and cash equivalents at end of period	$3,586	$4,263

E. I. du Pont de Nemours and Company

Schedule of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2011	2010	2011	2010	2011	2010
1st Quarter - Total	$—	$—	$—	$—	$—	$—
2nd Quarter
Transaction costs related to Danisco (a)	$(103)	$—	$(81)	$—	$(0.08)	$—
Adjustments related to income tax settlements (b)	—	59	—	87	—	0.09
2nd Quarter - Total	$(103)	$59	$(81)	$87	$(0.08)	$0.09
3rd Quarter
Transaction costs and restructuring charge related to Danisco (c)	$(171)	$—	$(122)	$—	$(0.13)	$—
Customer claims charge (d)	(75)	—	(48)	—	(0.05)	—
Milestone payment for licensing agreement (e)	(50)	—	(33)	—	(0.03)	—
3rd Quarter - Total	$(296)	$—	$(203)	$—	$(0.21)	$—
4th Quarter
Customer claims charge (d)	$(100)	$—	$(64)	$—	$(0.07)	$—
Sale of a business (f)	49	—	122	—	0.13	—
Restructuring charge / adjustments (g)	(14)	34	(10)	23	(0.01)	0.02
Charge related to early extinguishment of debt (h)	—	(179)	—	(117)	—	(0.13)
Upfront payment for licensing agreement (e)	—	(50)	—	(32)	—	(0.03)
Reversal of tax valuation allowances (i)	—	—	—	39	—	0.04
4th Quarter - Total	$(65)	$(195)	$48	$(87)	$0.05	$(0.10)

Full Year - Total (j)	$(464)	$(136)	$(236)	$—	$(0.25)	$—

(a)

Second quarter 2011 included charges related to the Danisco acquisition of $(103) recorded in Cost of goods sold and other operating charges. These charges included $(60) of transaction costs and a $(43) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the second quarter 2011. Pre-tax charges by segment were: Industrial Biosciences - $(17), Nutrition & Health - $(33), and Corporate expenses - $(53).

(b)

Second quarter 2010 included benefits for the adjustment of accrued interest of $59 ($38 after-tax) recorded in Other income, net and the adjustment of income tax accruals of $49 associated with settlements of tax contingencies related to prior years.

(c)

Third quarter 2011 included charges related to the Danisco acquisition of $(171). These charges included $(135) recorded in Cost of goods sold and other operating charges for $(3) of transaction costs and a $(132) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the third quarter 2011. These charges also included a $(36) restructuring charge recorded in Employee separation / asset related charges, net related to severance and related benefit costs. Pre-tax charges by segment were: Industrial Biosciences - $(61), Nutrition & Health - $(89), Other - $(18), and Corporate expenses - $(3).

(d)

Third quarter and fourth quarter 2011 included charges of $(75) and $(100), respectively, recorded in Cost of goods sold and other operating charges associated with the company’s process to fairly resolve claims associated with the use of Imprelis® herbicide. The company will continue to evaluate reported claim damage as additional information becomes available, which could result in future charges that cannot be reasonably estimated at this time; the company intends to seek recovery from its insurance carriers for costs associated with this matter in excess of $100. This matter relates to the Agriculture segment.

(e)	Third quarter 2011 and fourth quarter 2010 each included a $(50) charge recorded in Research and development expense in connection with payments associated with a Pioneer licensing agreement.
(f)	Fourth quarter 2011 included a pre-tax gain of $49 recorded in Other income, net associated with the sale of a business in the Performance Materials segment and a related tax benefit of $73.
(g)

Fourth quarter 2011 included a $(14) restructuring charge recorded in Employee separation / asset related charges, net primarily related to severance and related benefit costs associated with the Danisco acquisition, partially offset by a reversal of prior year restructuring accruals. Pre-tax charges by segment were: Industrial Biosciences - $(1), Nutrition & Health - $(4), Performance Coatings - $3, Performance Materials - $(2) , and Other - $(10). Fourth quarter 2010 included a net reduction of $34 for estimated costs recorded in Employee separation / asset related charges, net related to the 2008 and 2009 restructuring programs primarily due to the achievement of work force reductions through non-severance programs. Total pre-tax amounts by segment were: Electronics and Communications - $8, Performance Chemicals - $10, Performance Coatings - $(6), Performance Materials - $16, Safety & Protection - $5, and Other - $1.

(h)	Fourth quarter 2010 included a $(179) charge recorded in Interest expense associated with the early extinguishment of debt.
(i)	Fourth quarter 2010 included a $39 benefit for the reversal of a tax valuation allowance related to the net deferred tax assets of a foreign subsidiary.
(j)	Earnings per share for the year do not equal the sum of quarterly earnings per share due to changes in average share calculations.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended December 31,		Year Ended December 31,
SEGMENT SALES (1)	2011	2010	2011	2010
Agriculture	$1,297	$1,204	$9,166	$7,845
Electronics & Communications	630	773	3,173	2,764
Industrial Biosciences	289	—	705	—
Nutrition & Health	806	338	2,460	1,240
Performance Chemicals	1,860	1,664	7,794	6,322
Performance Coatings	1,083	1,005	4,281	3,806
Performance Materials	1,618	1,599	6,815	6,287
Safety & Protection	943	859	3,934	3,364
Other	1	40	40	194
Total Segment sales	8,527	7,482	38,368	31,822

Elimination of transfers	(102)	(78)	(407)	(317)
Consolidated net sales	$8,425	$7,404	$37,961	$31,505

(1)   Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended December 31,		Year Ended December 31,
PRE-TAX OPERATING INCOME/(LOSS) (PTOI)	2011	2010	2011	2010
Agriculture	$(216)	$(185)	$1,527	$1,293
Electronics & Communications	42	106	355	445
Industrial Biosciences	33	—	(1)	—
Nutrition & Health	48	18	44	62
Performance Chemicals	433	325	1,923	1,081
Performance Coatings	61	65	271	249
Performance Materials	198	222	971	994
Safety & Protection	94	97	500	454
Pharmaceuticals	89	87	289	489
Other	(84)	(94)	(263)	(205)
Total Segment PTOI	698	641	5,616	4,862

Net exchange gains (losses) (1)	(18)	12	(163)	(13)
Corporate expenses & net interest	(258)	(427)	(1,171)	(1,138)
Income before income taxes	$422	$226	$4,282	$3,711

	Three Months Ended December 31,		Year Ended December 31,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2011	2010	2011	2010
Agriculture	$(100)	$(50)	$(225)	$(50)
Electronics & Communications	—	8	—	8
Industrial Biosciences	(1)	—	(79)	—
Nutrition & Health	(4)	—	(126)	—
Performance Chemicals	—	10	—	10
Performance Coatings	3	(6)	3	(6)
Performance Materials	47	16	47	16
Safety & Protection	—	5	—	5
Pharmaceuticals	—	—	—	—
Other	(10)	1	(28)	1
Total significant items by segment	$(65)	$(16)	$(408)	$(16)

	Three Months Ended December 31,		Year Ended December 31,
PTOI EXCLUDING SIGNIFICANT ITEMS	2011	2010	2011	2010
Agriculture	$(116)	$(135)	$1,752	$1,343
Electronics & Communications	42	98	355	437
Industrial Biosciences	34	—	78	—
Nutrition & Health	52	18	170	62
Performance Chemicals	433	315	1,923	1,071
Performance Coatings	58	71	268	255
Performance Materials	151	206	924	978
Safety & Protection	94	92	500	449
Pharmaceuticals	89	87	289	489
Other	(74)	(95)	(235)	(206)
Total Segment PTOI excluding significant items	$763	$657	$6,024	$4,878

(1)  See Schedule D for additional information on exchange gains and losses.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change

Segment PTOI	$698	$641	9%	$5,616	$4,862	16%
Significant items (benefit) charge included in PTOI (per Schedule C)	65	16		408	16
Segment PTOI excluding significant items	$763	$657	16%	$6,024	$4,878	23%

Net income attributable to DuPont	$373	$376	-1%	$3,474	$3,031	15%
Significant items (benefit) charge included in net income attributable to DuPont (per Schedule B)	(48)	87		236	—
Net income attributable to DuPont excluding significant items	$325	$463	-30%	$3,710	$3,031	22%

EPS	$0.40	$0.40	0%	$3.68	$3.28	12%
Significant items (benefit) charge included in EPS (per Schedule B)	(0.05)	0.10		0.25	—
EPS excluding significant items	$0.35	$0.50	-30%	$3.93	$3.28	20%

Average number of diluted shares outstanding	935,709,000	928,800,000	0.7%	941,029,000	921,655,000	2.1%

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Income before income taxes	$422	$226	$4,282	$3,711
Less: Net income attributable to noncontrolling interests	4	2	36	21
Add: Interest expense	116	281	447	590
Adjusted EBIT	534	505	4,693	4,280
Add: Depreciation and amortization	421	334	1,560	1,380
Adjusted EBITDA	$955	$839	$6,253	$5,660

Calculation of Free Cash Flow

	Year Ended December 31,
	2011	2010
Cash provided by (used for) operating activities	$5,152	$4,559
Less: Purchases of property, plant and equipment	1,843	1,508
Free cash flow	$3,309	$3,051

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Total charges and expenses - consolidated income statements	$8,346	$7,516	$34,437	$29,022
Remove:
Interest expense	(116)	(281)	(447)	(590)
Variable costs (1)	(4,172)	(3,734)	(18,377)	(15,329)
Significant items - benefit (charge) (2)	(114)	(16)	(513)	(16)
Fixed costs	$3,944	$3,485	$15,100	$13,087

Consolidated net sales	$8,425	$7,404	$37,961	$31,505

Fixed costs as a percent of consolidated net sales	46.8%	47.1%	39.8%	41.5%

(1)  Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.

(2)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/(Losses)

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$(87)	$(5)	$(30)	$(130)
Local tax benefits (expenses)	5	(11)	36	(30)
Net after-tax impact from subsidiary exchange gains (losses)	$(82)	$(16)	$6	$(160)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$69	$17	$(133)	$117
Tax benefits (expenses)	(24)	(6)	46	(41)
Net after-tax impact from hedging program exchange gains (losses)	$45	$11	$(87)	$76

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(18)	$12	$(163)	$(13)
Tax benefits (expenses)	(19)	(17)	82	(71)
Net after-tax exchange gains (losses)	$(37)	$(5)	$(81)	$(84)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Income before income taxes	$422	$226	$4,282	$3,711
Add: Significant items - (benefit) charge (1)	65	195	464	136
Less: Net exchange gains (losses)	(18)	12	(163)	(13)
Income before income taxes, significant items and exchange gains/losses	$505	$409	$4,909	$3,860

Provision for (benefit from) income taxes	$45	$(152)	$772	$659
Add: Tax benefits (expenses) on significant items	113	108	228	136
Tax benefits (expenses) on exchange gains/losses	(19)	(17)	82	(71)
Provision for income taxes, excluding taxes on significant items and exchange gains/losses	$139	$(61)	$1,082	$724

Effective income tax rate	10.7%	(67.3)%	18.0%	17.8%
Significant items effect	21.7%	56.9%	3.1%	2.9%
Tax rate before significant items	32.4%	(10.4)%	21.1%	20.7%
Exchange gains (losses) effect	(4.9)%	(4.5)%	0.9%	(1.9)%
Base income tax rate	27.5%	(14.9)%	22.0%	18.8%

(1)  See Schedule B for detail of significant items.